UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2022

JELD-WEN HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive Charlotte, North Carolina	28273
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, John Linker, EVP and Chief Financial Officer of JELD-WEN Holding, Inc. (the “Company”), notified the Company of his decision to resign to pursue an opportunity in another industry. Mr. Linker will continue to serve as the Company’s EVP and Chief Financial Officer through March 31, 2022. Mr. Linker’s decision to resign is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial or otherwise). David Guernsey, the Company’s current EVP and President, Europe, will serve as Acting EVP and Chief Financial Officer, effective April 1, 2022, while the Company conducts a search for a permanent replacement. In addition, William (Bill) Christensen will join the Company as EVP and President, Europe, effective April 1, 2022.

Mr. Guernsey, age 58, joined the Company as Senior Vice President, Europe in July 2019 and was promoted to Executive Vice President and President, Europe in May 2020. Prior to joining the Company, Mr. Guernsey served as Vice President, Chief Financial Officer across multiple business units of Trane Technologies (formerly Ingersoll Rand) from 2011 until 2019. Mr. Guernsey also served in various key leadership roles at Pepsi Bottling Company, including Vice President, Finance, and Director, Worldwide Performance Management from 1997 through 2008. Mr. Guernsey has a bachelor’s degree in Finance and Business Administration from Ball State University and an MBA from Butler University.

Mr. Christensen, age 49, most recently served as the Chief Executive Officer and Group Executive Board Chair of REHAU AG, where he has led transformation efforts to drive profitable growth. Prior to his appointment as Chief Executive Officer in 2018, Mr. Christensen served as its Chief Marketing Officer. Prior to joining REHAU AG, Christensen was CEO of AFG Holding, a Swiss-based global building products manufacturer. In addition, he spent 10 years at Geberit International AG, a Swiss-based global plumbing manufacturer, in several executive roles including group executive board member and head of international sales, as well as president and CEO of The Chicago Faucets Company. He also served in various finance and business development roles at J.P. Morgan Securities and Rieter Automotive Systems. Mr. Christensen has a bachelor’s degree in economics from Rollins College and an MBA from the University of Chicago’s Booth School of Business. He is on the board of directors at VELUX A/S.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between each of Messrs. Guernsey and Christensen and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Guernsey and any other person pursuant to which he was selected as the Company’s Acting EVP and Chief Financial Officer, and there is no arrangement or understanding between Mr. Christensen and any other person pursuant to which he was selected as the Company’s EVP and President, Europe. Neither have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed at this time under Item 404(a) of Regulation S-K. There were no material changes made to Mr. Guernsey’s compensatory arrangements, or awards granted, in connection with his appointment as the Acting EVP and Chief Financial Officer.

The Company issued a press release announcing the appointments of Messrs. Guernsey and Christensen and the departure of Mr. Linker. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 4, 2022.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2022		JELD-WEN HOLDING, INC.

	By:	/s/ Roya Behnia
Roya Behnia
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 4, 2022.

104	Cover Page Interactive Data file (formatted as Inline XBRL).